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                                                                    Exhibit 1(k)

                             ARMADA FUNDS ("ARMADA")
                        (A MASSACHUSETTS BUSINESS TRUST)

                     CERTIFICATE OF CLASSIFICATION OF SHARES

         I, W. Bruce McConnel, III, do hereby certify as follows:

         (1) That I am the duly elected Secretary of Armada Funds ("Armada");

         (2) That in such capacity I have examined the records of actions taken by the Board of Trustees of Armada;

         (3) That the Board of Trustees of Armada duly adopted the following resolutions at the Regular Meeting of the Board of Trustees held on February 17, 1998:

CREATION OF NEW SERIES OF SHARES
--------------------------------

         1.       CREATION OF CLASS Z, CLASS Z-SPECIAL SERIES 1 AND CLASS
                  -------------------------------------------------------
                  Z-SPECIAL SERIES 2 SHARES REPRESENTING INTERESTS IN THE TAX
                  -----------------------------------------------------------
                  MANAGED EQUITY FUND.
                  -------------------

                           RESOLVED, that pursuant to Section 5.1 of Armada's
                  Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class Z shares of beneficial interest;

                           FURTHER RESOLVED, that pursuant to Section 5.1 of
                  Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class Z-Special Series 1 shares;

                           FURTHER RESOLVED, that pursuant to Section 5.1 of
                  Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class Z-Special Series 2 shares;

                           FURTHER RESOLVED, that all consideration received by
                  Armada for the issue or sale of Class Z shares, Class Z-Special Series 1 shares and Class Z-Special Series 2 shares shall be invested and reinvested with the consideration received by Armada for the issue and sale of Class Z shares, Class Z-Special Series 1 shares, Class Z-Special Series 2 shares and any other

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                  shares of beneficial interest in Armada hereafter designated as Class Z shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the particular series designation) (collectively, the "Class Group"), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Armada allocated to shares of the Class Group by the Board of Trustees in accordance with Armada's Declaration of Trust; and each series included in the Class Group shall share on the basis of relative net asset values with such other series of shares in the Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each share of each series
                  included in the Class Group shall be charged in proportion to its net asset value with each other share of the Class Group, irrespective of series designation, with the expenses and liabilities of Armada in respect of the Class Group and in respect of any general expenses and liabilities of Armada allocated to the Class Group by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of Trustees:

                           (a) only the Class Z shares shall bear: (1) the
                  expenses and liabilities arising from transfer agency services that are directly attributable to such shares; and (2) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;

                           (b) only the Class Z-Special Series 1 shares shall
                  bear: (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Armada which provide for services by the institutions exclusively for their customers who beneficially own such shares; (2) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares; and (3) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;


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                           (c) only the Class Z-Special Series 2 shares shall
                  bear: (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Armada which provide for services by the institutions exclusively for their customers who beneficially own such shares; (2) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares;
                  (3) the expenses and liabilities of distribution fees payable under Armada's Distribution and Shareholder Services Plan for Special Series 2 shares; and (4) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;

                           FURTHER RESOLVED, that, except as otherwise provided
                  by these resolutions, each share of the Class Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the Class Group, except to the extent permitted by rule or order of the Securities and Exchange Commission:

                                    (A) on any matter that pertains to the
                           agreements or expenses and liabilities described in clause (1) of paragraph (b) or (c) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to said agreements, expenses or liabilities); and

                                    (B) on any matter that pertains to the
                           expenses and liabilities of distribution fees described in clause (3) of paragraph (c) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to such distribution fees, expenses or liabilities);

                  and in the case of clause (A) or (B) immediately above is submitted to a vote of shareholders of Armada, only shares of Special Series 1 or Special Series 2 of the Class Group, respectively, shall be entitled to vote, except that:

                  (i) if said matter affects shares of beneficial interest in Armada other than shares of that Special Series 1 or Special Series 2, as the case may be, such other affected shares of beneficial

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                           interest in Armada shall also be entitled to vote,
                           and in such case the shares of that Special Series 1 or Special Series 2 shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of the Trust; and

                  (ii) if said matter does not affect the shares of that Special Series 1 or Special Series 2, respectively, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than shares of Special Series 1 or Special Series 2.

         2.       CREATION OF CLASS AA, CLASS AA-SPECIAL SERIES 1 AND CLASS
                  ---------------------------------------------------------
                  AA-SPECIAL SERIES 2 SHARES REPRESENTING INTERESTS IN THE
                  --------------------------------------------------------
                  BALANCED ALLOCATION FUND.
                  -------------------------

                           RESOLVED, that pursuant to Section 5.1 of Armada's
                  Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class AA shares of beneficial interest;

                           FURTHER RESOLVED, that pursuant to Section 5.1 of
                  Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class AA-Special Series 1 shares;

                           FURTHER RESOLVED, that pursuant to Section 5.1 of
                  Armada's Declaration of Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in Armada (no par value) be, and hereby are, classified and designated as Class AA-Special Series 2 shares;

                           FURTHER RESOLVED, that all consideration received by
                  Armada for the issue or sale of Class AA shares, Class AA-Special Series 1 shares and Class AA-Special Series 2 shares shall be invested and reinvested with the consideration received by Armada for the issue and sale of Class AA shares, Class AA-Special Series 1 shares, Class AA-Special Series 2 shares and any other shares of beneficial interest in Armada hereafter designated as Class AA shares (irrespective of whether said shares have been designated as part of a series of said class and, if so designated, irrespective of the

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                  particular series designation) (collectively, the "Class
                  Group"), together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of Armada allocated to shares of the Class Group by the Board of Trustees in accordance with Armada's Declaration of Trust; and each series included in the Class Group shall share on the basis of relative net asset values with such other series of shares in the Class Group in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each share of each Series
                  included in the Class Group shall be charged in proportion to its net asset value with each other share of the Class Group, irrespective of series designation, with the expenses and liabilities of Armada in respect of the Class Group and in respect of any general expenses and liabilities of Armada allocated to the Class Group by the Board of Trustees in accordance with the Declaration of Trust, except that to the extent permitted by rule or order of the Securities and Exchange Commission and as may be from time to time determined by the Board of Trustees:

                           (a) only the Class AA shares shall bear: (1) the
                  expenses and liabilities arising from transfer agency services that are directly attributable to such shares; and (2) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;

                           (b) only the Class AA-Special Series 1 shares shall
                  bear: (1) the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of Armada which provide for services by the institutions exclusively for their customers who beneficially own such shares; (2) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares; and (3) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;

                           (c) only the Class AA-Special Series 2 shares shall
                  bear: (1) the expenses and liabilities of payments to institutions under any agreements entered

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                  into by or on behalf of Armada which provide for services by the institutions exclusively for their customers who beneficially own such shares; (2) the expenses and liabilities arising from transfer agency services that are directly attributable to such shares; (3) the expenses and liabilities of distribution fees payable under Armada's Distribution and Shareholder Services Plan for Special Series 2 shares; and (4) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by such shares;

                           FURTHER RESOLVED, that, except as otherwise provided
                  by these resolutions, each share of the Class Group shall have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications and terms and conditions of redemption as each other share of the Class Group, except to the extent permitted by rule or order of the Securities and Exchange Commission:

                                    (A) on any matter that pertains to the
                           agreements or expenses and liabilities described in clause (1) of paragraph (b) or (c) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to said agreements, expenses or liabilities); and

                                    (B) on any matter that pertains to the
                           expenses and liabilities of distribution fees described in clause (3) of paragraph (c) of the immediately preceding resolution (or to any plan or other document adopted by Armada relating to such distribution fees, expenses or liabilities);

                  and in the case of clause (A) or (B) immediately above is submitted to a vote of shareholders of Armada, only shares of Special Series 1 or Special Series 2 of the Class Group, respectively, shall be entitled to vote, except that:

                  (i) if said matter affects shares of beneficial interest in Armada other than shares of that Special Series 1 or Special Series 2, as the case may be, such other affected shares of beneficial interest in Armada shall also be entitled to vote, and in such case the shares of that Special Series 1 or Special Series 2 shall be voted in the aggregate together with such other affected shares

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                           and not by class or series except where otherwise
                           required by law or permitted by the Board of Trustees of the Trust; and

                  (ii) if said matter does not affect the shares of that Special Series 1 or Special Series 2, respectively, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than shares of Special Series 1 or Special Series 2.

         IDENTIFICATION OF SHARES WITH FUNDS.
         ------------------------------------

                  RESOLVED, that Armada's classes or series of shares shall represent interests in the investment funds of Armada as follows:

              Class of Shares                           Investment Fund
              ---------------                           ---------------

              Class Z                                   Tax Managed Equity Fund
              Class Z-Special Series 1
              Class Z-Special Series 2

              Class AA                                  Balanced Allocation Fund
              Class AA-Special Series 1
              Class AA-Special Series 2

          AUTHORIZATION OF ISSUANCE OF SHARES TO INVESTORS.
          -------------------------------------------------

                           RESOLVED, that the appropriate officers of Armada be,
                  and each of them hereby is, authorized, at any time after the effective date and time of Post-Effective Amendment No. 39 and No. 41 to Armada's Registration Statement relating to the Tax Managed Equity and Balanced Allocation Funds, respectively, to issue and redeem from time to time Class Z shares, Class Z-Special Series 1 and Class Z-Special Series 2 shares representing interests in the Tax Managed Equity Fund; and Class AA shares, Class AA-Special Series 1 shares and Class AA-Special Series 2 shares representing interests in the Balanced Allocation Fund, in accordance with the Registration Statement under the Securities Act of 1933, as the same may from time to time be amended, and the requirements of Armada's Declaration of Trust and applicable law, and that such shares, when issued for the consideration described in such amended Registration Statement, shall be validly issued, fully paid and non-assessable by Armada.


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          IMPLEMENTATION OF RESOLUTIONS.
          ------------------------------

                           RESOLVED, that the officers of Armada be, and each of
                  them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers and writings, including but not limited to, any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to, changing the foregoing resolutions upon advice of Counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of Armada and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions, such determination to be conclusively evidenced by said officers taking any such actions.

                  (4) That the foregoing resolutions remain in full force and effect as of the date hereof.



                                          /s/ W. Bruce McConnel, III
                                          --------------------------
                                              W. Bruce McConnel, III

Dated:    April 6, 1998

Subscribed and sworn to before me this
6th day of April, 1998.

/s/ Georgeanna Griffith
-----------------------
     [Notary Seal]